BY-LAW I

                       A by-law relating generally to the

                   transaction of the business and affairs of

                               GORAN CAPITAL INC.

                               (the "Corporation")

                                    CONTENTS


                                                                        Page No.

Article One                Interpretation                               1

Article Two                Business of the Corporation                  2

Article Three              Directors                                    4

Article Four               Committees of the Board                      6

Article Five               Remuneration of Directors, Officers          7
                                  and Employees

Article Six                Officers                                     7

Article Seven              Conduct of Directors and
                                 Officers and Indemnity                 9

Article Eight              Shares                                      11

Article Nine               Dividends and Rights                        13

Article Ten                Meetings of Shareholders                    14

Article Eleven             Notices                                     18

                                    BY-LAW I

                                   ARTICLE ONE

                                 INTERPRETATION

1.01. Definitions: In this by-law and all other by-laws, unless the context requires: otherwise




         (a) "Act" means the Canada Business Corporations Act or any successor statute, as amended from time to time, and the regulations thereunder;

         (b) "board' means the board of directors of the Corporation, and includes the sole director when the required number of directors is one;

         (c) "business day" means any day with the exception of Saturday, Sunday and any other day that is defined as a holiday in the Interpretation Act (Canada) or any successor statute, as amended from time to time;

         (d) "by-laws" means all by-laws of the Corporation from time to time in effect;

         (e) "contracts or documents" includes deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable, legal or equitable), agreements, releases, receipts and discharges for the payment of money, share certificates and other securities, warrants and all instruments in writing;

         (f)      "Corporation" means Goran Capital Inc.;

         (g)      "Director" means the Director appointed under the Act;

         (h)      "directors" means the directors of the Corporation;

         (i) "meeting of shareholders" includes an annual meeting of shareholders, a special meeting of shareholders and a meeting of the holders of any class or series of shares of the Corporation;

         (j)      "officer" means an officer of the Corporation;

         (k) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

         (1) "recorded address" means, with respect to a single shareholder, his latest address as recorded in the securities register of the Corporation; with respect to joint shareholders, the first address appearing in the securities register in respect of their joint holding; and with respect to any other person, but subject to the Act, his latest address as recorded in the records of the Corporation or otherwise known to the secretary;

         (m) "securities register" means any register or branch register of securities of the Corporation;

         (n) "signing officer" means, in relation to any contract or document, any one of the persons authorized to sign the same on behalf of the Corporation by this by-law or by a resolution passed pursuant to it; and

         (o) subject to the foregoing, all terms that are defined in the Act have the meanings given to such terms in the Act.

1.02. Primacy: Despite any provision of this or any other by-law, where any such provision conflicts with the articles, the articles shall govern.

1.03. Rules of Interpretation: In this or any other by-law, unless the context indicates otherwise, the singular includes the plural and vice-versa; and the neuter includes the masculine and feminine and vice-versa.

1.04. Effective Headings: The division of this by-law into articles and the insertion of headings are for convenience only and shall not affect the construction or interpretation hereof.

                                   ARTICLE TWO

                           BUSINESS OF THE CORPORATION

2.01.    Registered Office: The Corporation may from time to time:

         (a) by resolution of the directors change the address of the registered office of the Corporation within the place in Canada specified in its articles; and

         (b) by an amendment to its articles, change the place within Canada in which its registered office is situated.

2.02. Seal: The Corporation may have a seat in such form as the directors shall from time to time determine by resolution.

2.03. Financial Year: The financial year of the Corporation shall end on such day of the year as the directors shall from time to time determine by resolution.

2.04.    Execution of Instruments:

         (a) Unless the directors otherwise determine by resolution, contracts or documents requiring execution by the Corporation may be signed by any director or by any officer of the Corporation except an assistant officer and all contracts or documents so signed shall be binding upon the Corporation without further authorization or formality. The directors may from time to time determine by resolution the manner in which and the person or persons by whom contracts or documents shall be signed by the Corporation or any particular contract or document or class of contracts or documents shall be signed.

         (b) Subject to the provisions of this by-law and the Act, and if authorized by resolution of the directors, the corporate seal, if any, of the Corporation and the signature of any director or officer of the Corporation or any other person authorized by resolution of the directors to sign contracts and documents may be mechanically or electronically reproduced upon any contracts or documents of the Corporation. Any such mechanically or electronically reproduced signature shall be deemed to have been manually signed by such directors, officers or persons whose signature or signatures is or are so reproduced and shall be valid to all intents and purposes as if they had been signed manually and shall bind the Corporation notwithstanding that the person whose signature is so reproduced may have ceased to hold a particular office or position at the date of delivery or issue of such contracts or documents.

2.05. Exercise of Corporation's Voting Rights: Except as otherwise determined by resolution of the directors, the persons or persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy and may arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation and such instruments, certificates or other evidence shall be in favour of such person as may be determined by such person or persons authorized to sign contracts or documents on behalf of the Corporation.

2.06.    Banking Arrangements:

         (a) Subject to subsection 2.06(b) of this by-law, the banking business of the Corporation shall be transacted with such banks, trust companies or other persons as the directors may from time to time by resolution designate.

         (b) All the banking business of the Corporation shall be transacted on behalf of the Corporation by such officer or other individuals and to such extent as the directors may from time to time determine by resolution determine and, if so authorized by a resolution of the directors, any such officer or other individual may transact the banking business of the Corporation with such banks, trust companies or other persons as such officer or other individual may from time to time determine.

2.07. Borrowing Powers: Without restricting any powers of the directors, whether derived from the Act or otherwise, the articles of the Corporation are deemed to state that the directors may, without authorization of the shareholders,

         (a)      borrow money on the credit of the Corporation;

         (b) issue, reissue, sell or pledge debt obligations of the Corporation;

         (c) subject to section 44 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

                                  ARTICLE THREE
                                    DIRECTORS

3.01.    Powers  of  the  Directors:   Subject  to  any  unanimous   shareholder
         agreement, the directors shall manage the business and affairs of the Corporation.

3.02. Qualifications: The following persons are disqualified from being a director of the Corporation:

         (a)      anyone who is less than eighteen years of age;

         (b) anyone who is of unsound mind and has been so found by a court in Canada or elsewhere;

         (c)      a person who is not an individual; or

         (d)      a person who has the status of bankrupt.

3.03. Number and Quorum of Directors: Subject to the Act, the Corporation shall have one or more directors. The number of directors, including the number to be elected at the annual meeting, shall be the number from time to time fixed by the articles or the number within the minimum and maximum number provided for in the articles. Subject to subsection 105(4)of the Act, a majority of the directors must be resident Canadians (as defined in the Act). The number of directorsfrom time to time required to constitute a quorum for the transaction of business at a meeting of the board shall be 51% of the directors or the minimum number of directors required by the articles (or, if that is a fraction, the next largest whole number of directors). Reference is made to sections 3.07 and 3.12.

3.04. Election and Term: A director's term of office (subject to the provisions, if any, of the Corporation's articles, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting of shareholders next following his election or appointment or until his successor is elected or appointed.

3.05. Resignation: A resignation of any director becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

3.06. Removal: Subject to the Act and the articles, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director from office. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

3.07. Vacancies: Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.08. Calling Meetings: Meetings of directors, or of any committee of directors, shall be held from time to time at such places, on such days and at such times as any director of the Corporation may determine, and the secretary of the Corporation shall give notice of any such meeting when directed by the person calling it as aforesaid.

3.09. Notice: Notice of the time and place of any meeting of directors shall be sent in accordance with Article Eleven hereof to each director not less than two business days before the date of the meeting. A meeting of directors may resume without further notice following an adjournment if the time and place for resuming the meeting are announced at the meeting prior to the adjournment.

3.10. First Meeting of New Directors: For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

3.11. Regular Meetings: The directors may by resolution appoint a day or days in any months for regular meetings of directors to be held at a place or by communications facilities and at an hour to be named. A copy of any resolution of the directors fixing the time and place or manner of participation for such regular meetings shall be sent to each director immediately after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting.

3.12. Canadian Majority: No business other than the filling of a vacancy among the directors shall be transacted at a meeting of directors unless a majority of the directors present are resident Canadians, except as permitted by the Act or where a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.13. Meetings by Telephone: A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

3.14. Chairman: The chairman of the board or in his absence the president if a director, or in their absence a vice-president who is a director, shall be chairman of any meeting of directors. If no such officer is present, the directors present shall choose one of their number to be chairman of the meeting.

3.15. Voting: Questions arising at any meeting of directors shall be decided by a majority of the votes cast at such meeting. If equal votes are cast in favour of and against any issue, the chairman of the meeting shall be entitled to a casting vote to decide the issue.

3.16. Adjournment: Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.17. Signed Resolutions: A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.


                                  ARTICLE FOUR

                             COMMITTEES OF THE BOARD

4.01. Audit Committee: The directors may, and where required by the Act shall, appoint from among their number an audit committee composed of such number of directors, being not less than three, as the directors may from time to time by resolution determine. Except as permitted by the Act, a majority of the members of the audit committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation. The audit committee shall review the annual financial statements of the Corporation and report thereon to the directors before such financial statements are approved by the directors, and may exercise any other powers lawfully delegated to it by the directors under the Act.

4.02. Other Committees: From time to time the directors may by resolution also appoint from among their number one or more other committees, a majority of each of which shall be resident Canadians except as permitted by the Act. Each committee may exercise those powers lawfully delegated to it by the directors under the Act.

4.03. Procedure: The members of each committee shall hold office while directors during the pleasure of the directors or until their successors shall have been appointed. The board may fill any vacancy in a committee from among their number. Unless otherwise determined by the directors, each committee may fix its quorum, elect its chairman and adopt rules to regulate its procedure. Subject to the foregoing, the procedure of each committee shall be governed by the provisions of this by-law which govern proceedings of the directors so far as the same can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor, in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his absence, some other member of the committee. Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the directors in a timely manner.


                                  ARTICLE FIVE

                           REMUNERATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

5.01 Remuneration: The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time determine by resolution and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than the normal work ordinarily required of a director of the Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                                   ARTICLE SIX
                                    OFFICERS

6.01. Appointment of Officers: From time to time the directors may appoint a chairman of the board of directors, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the directors may by resolution determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. Except for the chairman of the board and the managing director, the officers so appointed need not be directors.

6.02. Appointment of Non-Officers: The directors may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the directors may by resolution determine from time to time.

6.03. Terms of Employment: The directors may from time to time by resolution settle the terms of employment of the officers and other persons appointed by them and may remove at their pleasure any such person without prejudice to his rights, if any, to compensation under any employment contract. Otherwise each such person shall hold his office or position until he resigns or ceases to be qualified for his office or position or until his successor is appointed.

6.04. Powers and Duties of Officers: The directors may from time to time by resolution specify the duties of each officer, delegate to him powers to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and powers, all insofar as not prohibited by the Act. To the "tent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be as follows:

         (a)      Chairman of the Board:  The chairman of the board shall,  when
                  present,   preside   at  all   meetings   of   directors   and
                  shareholders.

         (b) President: The president shall be the chief executive officer of the Corporation and shall have, subject to the authority of the board, general supervision and control of the business and affairs of the Corporation. During the absence or disability of the chairman of the board and when no chairman of the board is appointed, the president shall exercise the powers and discharge the duties of that office. He shall report to the board in a timely manner on the exercise of his powers.

         (c) Vice-President: Each vice-president shall exercise such powers and discharge such duties as the chief executive officer may prescribe from time to time. During the absence or disability of the president and when no president is appointed his powers may be exercised and his duties may be discharged by the vice-president or, if there are more than one, by a vice-president in order of seniority (as determined by the directors), except that no vice-president shall preside at a meeting of directors if he is not a director.

         (d) Secretary: The secretary shall attend and act as secretary of all meetings of directors, its committees and shareholders. He shall send or cause to be sent all notices and documents the Corporation is required to send to shareholders, directors, the auditor, the Director and governmental or regulatory bodies or agencies. He shall prepare or cause to be prepared all lists of shareholders and all registers and records (other than accounting records) required under the Act and shall be the custodian of all books, papers, records, documents and other instruments belonging to the Corporation except to the extent that some other person has been appointed for that purpose, and of the stamp used for affixing the corporate seal, if any, of the Corporation. He shall also exercise such other powers and discharge such other duties as the chief executive officer may prescribe from time to time.

         (e) Treasurer: The treasurer, under the direction of the directors, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. Whenever required he shall render to the board an account of his transactions as treasurer and report to and advise the directors on the financial position and requirements of the Corporation and the results of its operations. During the absence or disability of the controller and when no controller has been appointed, the treasurer shall exercise the powers and discharge the duties of that office. He shall also exercise such other powers and discharge such other duties as the chief executive officer may prescribe from time to time. If there is no vice-president, finance, the treasurer shall be the chief financial officer of the Corporation.

         (f) Controller: The controller shall have charge of and cause to be kept adequate accounting records in which shall be recorded all receipts and disbursements of the Corporation in accordance with all applicable laws. He shall advise the directors on the accounting procedures and methods used by the Corporation and shall exercise such other powers and discharge such other duties as the chief executive officer may prescribe from time to time.

         (g) Other Officers: The powers and duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the chief executive officer may prescribe from time to time. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and discharged by such assistant, unless the directors or the chief executive officer otherwise directs.

6.05. Agents and Attorneys: The directors, by resolution, or any officer designated by the directors from time to time by resolution, may appoint agents or attorneys for the Corporation with such lawful powers (including the power to sub-delegate) as may be thought fit.


                                  ARTICLE SEVEN

                 CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

7.01. Standard of Care: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.02. Disclosure of Interest: A director or officer who

         (a) is a party to a material contract or proposed material contract with the Corporation, or

         (b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation,

shall disclose in writing to the Corporation or request to have entered in the meetings of meetings of directors the nature and extent of his interest.

         Except as permitted by the Act, a director so interest shall not vote on any resolution to approve such contract or transaction.

         A general notice to the directors by a director or officer, declaring that he is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made with that person, is a sufficient declaration of interest in relation to any contract so made.

7.03. Effect of Disclosure: A material contract between the Corporation and one or more of the directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest, is neither void nor voidable by reason only of that relationship or by reason only that a director with an interest in the contract is present at or is counted to determine the presence of a quorum of a meeting of directors or committee of directors that authorized the contract, if the director disclosed his interest in accordance with the Act, and the contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

7.04. Indemnity: Every person who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of every such person, shall at all times be indemnified by the Corporation in every circumstance where the Act so permits or requires. In addition and without prejudice to the foregoing and subject to the limitations in the Act regarding indemnities in respect of derivative actions, every person who at any time is or has been a director or officer of the Corporation or properly incurs or has properly incurred any liability on behalf of the Corporation or who at any time acts or has acted at the Corporation's request (in respect of the Corporation or any other person), and his heirs and legal representatives, shall at all times be indemnified by the Corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or completed) to which he is or may be made a party, or in which he is or may become otherwise involved, by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

Nothing in this section shall affect any other right to indemnity to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this section or any corresponding condition in the Act. From time to time the board may determine that this section shall also apply to the employees of the Corporation who are not directors or officers of the Corporation or to an., particular one or more or class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively. From time to time thereafter the board may also revoke, limit or vary the continued such application of this section.

7.05. Limitation of Liability: So long as he acts honestly and in good faith with a view to the best interests of the Corporation, no person referred to in section 7.04 (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation, except where so required by the Act.

7.06. Insurance: Subject to the Act, the Corporation may purchase liability insurance for in the benefit of any person referred to in section 7.04.


                                  ARTICLE EIGHT

                                     SHARES

8.01. Issue: Subject to the articles, the directors may by resolution issue all or from time to time any of the unissued shares in the capital of the Corporation to such persons and for such consideration as the directors may determine by resolution. No share shall be issued until the Corporation has received the requisite consideration for it in compliance with the Act.

8.02. Commissions: From time to time the directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or in consideration of his procuring or agreeing to procure purchasers for such shares.

8.03. Share Certificates: Every shareholder is entitled at his option to a share certificate that complies in the Act and states the number, class and series designation, if any, of shares held by him as appears on the records of the Corporation., or a non-transferable written acknowledgment of his right to obtain such a share certificate. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares held jointly by several persons, and delivery of such certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgments shall be in such forms as the board shall approve from time to time and, unless otherwise ordered by the board, shall be signed by the chairman of the board or the president together with the Secretary and need not be under corporate seal. However, certificates representing shares in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates and acknowledgements shall be signed manually by at least one signing officer.

8.04. Replacement of Share Certificates: The directors may prescribe either generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

8.05. Transfer Agent: From time to time the directors may by resolution appoint or remove a trustee, transfer agent or other agent to keep the securities register and the register of transfers, one or more persons or agents to keep branch registers, and a registrar, trustee or agent to maintain a record of issued security certificates and warrants. Subject to the Act, one person may be appointed for purposes of the foregoing in respect of all securities and warrants of the Corporation or any class thereof.

8.06. Registration of Transfer: No transfer of shares need be recorded in the register of transfers except upon presentation of the certificate representing such shares endorsed by the appropriate person under the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with such restrictions on transfer, if any, as are authorized by the articles and effective against the transferee, upon satisfaction of any debt for which the Corporation has a lien on the shares that is effective against the transferee, and upon compliance with all other conditions set out in the Act.

8.07. Lien for Indebtedness: If the articles of the Corporation provide that the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the

Corporation has such a lien in repayment of the debt of that shareholder to the Corporation. Subject to the Act, the Corporation may enforce such lien without notice or liability by:

         (a) refusing to register a transfer of any such shares until the debt is paid;

         (b) setting off against the debt any dividends or other distributions (including any proceeds of redemption or purchase for cancellation) payable by the Corporation to such shareholder;

         (c) purchasing any such shares and applying the purchase price, less any taxes thereon and costs of purchase, to the debt;

         (d) selling any such shares as if the Corporation were the owner thereof, at any time and place and to any person and on any commercially reasonable terms, and applying to the debt the cash proceeds of the sale, less any taxes thereon and all reasonable expenses incurred in connection with the sale; or

         (e) canceling such shares in satisfaction of the debt, or by any other method permitted by law or by any combination of any of the foregoing.

8.08. Dealings with Registered Shareholder: Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share and otherwise to exercise all the rights and powers of a holder of the share. The Corporation may, however, and where required by the Act shall treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.


                                  ARTICLE NINE

                              DIVIDENDS AND RIGHTS

9.01. Dividends: Subject to the Act and the articles, the directors from time to time may declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire such shares. The directors shall by resolution determine the value of any such property, shares, options or rights and such determination shall be conclusive evidence of the value thereof.

9.02. Dividend Cheques: A dividend payable to any shareholder in money may be paid by cheque payable to the order of the shareholder and shall be mailed to the shareholder by prepaid mail addressed to him at his recorded address unless he directs otherwise. In the case of joint holders the cheque shall be made payable to the order of all of them, unless such joint holders direct otherwise in writing. The mailing of a cheque as aforesaid, unless it is not paid on due presentation, shall discharge the Corporation's liability for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld. If any dividend cheque sent is not received by the payee, the Corporation shall issue to such person a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors or any person designated by them may require.

9.03. Record Date for Dividends and Rights: The directors may by resolution fix in advance a date preceding by not more than 50 clear days the date for the payment of any dividend or the making, of any distribution or for the issue of any warrant or other evidence of right to acquire securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right. In every such case only the persons who are holders of record of the relevant shares at the close of business on the date so fixed shall be entitled to receive payment of such dividend or distribution or to receive such right. Notice of any such record date fixed by the directors shall be given as and when required by the Act. Where no such record date is fixed by the directors, the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right shall be the close of business on the day on which the board passes the resolution relating thereto.


                                   ARTICLE TEN

                            MEETINGS OF SHAREHOLDERS

10.01. Annual Meeting: Subject to the Act, the annual meeting of the shareholders shall be held on such day and at such time as the directors from time to time may determine by resolution, for the purpose of receiving the financial statements and reports required by the Act to be placed before each annual meeting of shareholders, electing directors (if required), appointing the auditor (if required) and fixing or authorizing the directors to fix his remuneration and transacting such other business as may properly be brought before the meeting.

10.02. Special Meeting: From time to time the directors may by resolution call a special meeting of the shareholders to be held on such day and at such time as the directors may determine. The holders of not less than 5% of the issued shares of the Corporation carrying the right to vote at the meeting sought to be held may requisition a special meeting of shareholders. Any special meeting of shareholders may be combined with an annual meeting.

10.03. Place of Meetings: Meetings of shareholders shall be held at the registered office of the Corporation or at such other place within Canada as the directors from time to time may by resolution determine.

10.04. Record Date: The directors may by resolution fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 clear days nor less than 21 clear days, for the determination of the shareholders entitled to notice of the meeting, and where no such record date for notice is fixed by the directors, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given. Notice of any such record date fixed by the directors shall be given as and when required by the Act.

10.05. Shareholder List: For each meeting of shareholders the secretary shall prepare or cause to be prepared an alphabetical list of shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder. The list shall be prepared

         (a) if a record date for such notice is fixed by the directors, not later than 10 clear days thereafter,

         (b) if no such record date is fixed by the directors, at the close of business on the day immediately preceding the day on which notice of the meeting is given, or

         (c) if no notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder prior to the meeting during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the meeting. Where a separate list is not prepared, the names of the shareholders entitled to receive notice of the meeting and the number of shares entitled to be voted thereat and held by them, respectively, as they appear in the securities register at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section.

10.06. Notice: Notice in writing of the time, place and purpose for holding each meeting of shareholders shall be sent not less than 21 clear days and not more than 50 clear days, before the date on which the meeting is to be held, to each director, the auditor (if any) of the Corporation and each person who on the record date for notice appears in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting or as the holder of one or more shares the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of shareholders shall state or be accompanied by a statement of the nature of all special business to be transacted at the meeting, in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. For this purpose all business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor, is "special business'. Reference is made to Article Eleven.

10.07. Proxy and Management Information Circular: Whenever the Corporation is offering its securities to the public, the secretary shall, concurrently with sending notice of a meeting of shareholders,

         (a) send a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of and appears entitled to vote at the meeting,

         (b) send such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, and

         (c) file with the Ontario Securities Commission and any other agencies entitled thereto a copy of all documents sent in connection with the meeting.

10.08. Financial Statements: Not less than 21 clear days before each annual meeting of shareholders or before the signing of a resolution in lieu thereof, the secretary shall send a copy of the annual financial statements and reports required by the Act to be placed before the annual meeting to each shareholder who has not informed the Corporation in writing that he does not want such documents. Whenever the Corporation is offering its securities to the public the secretary shall file a copy of its financial statements with the Ontario Securities Commission and any other agencies entitled thereto, as and when required.

10.09. Shareholder Proposal: Any shareholder entitled to vote at a meeting of shareholders may submit to the Corporation notice of any proposal that he wishes to raise at the meeting and may discuss at the meeting any matter in respect of which he would have been entitled under the Act to submit a proposal. Where so required by the Act, the management information circular prepared in respect of the meeting shall set out or be accompanied by the proposal.

10.10. Persons Entitled to be Present: The only persons entitled to attend a meeting of shareholders shall be those persons entitled to notice thereof and others who although not entitled to notice are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.11. Chairman, Secretary and Scrutineer: The chairman of the board, or in his absence, the president, or in their absence a vice-president, or any other person designated from time to time in writing by the chairman of the board shall be chairman of any meeting of shareholders. If no such officer is present within 15 minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by the chairman or by a resolution of the shareholders.

10.12. Quorum: The quorum for the transaction of business at any meeting of shareholders shall be two persons present and entitled to vote not less than 51 % of the shares entitled to be voted at the meeting. If a quorum is present at the opening of the meeting the shareholders may proceed with the business of the meeting notwithstanding that a quorum is not present throughout. If a quorum is not present within such reasonable time after the time appointed for the holding of the meeting as the persons present and entitled to vote may determine, they may adjourn the meeting to a fixed time and place.

10.13. Persons Entitled to Vote: Without prejudice to any other right to vote, every shareholder recorded on the shareholder list prepared in accordance with section 10.05 is entitled, at the meeting to which the list relates, to vote the shares shown thereon opposite his name, except to the extent that the shareholder transfers ownership of any such shares after the record date for notice of the meeting and the transferee establishes that he owns the shares and requests not later than seven clear days before the meeting that his name be included in the list (in which case the transferee is entitled to vote such shares at the meeting). However, where two or more persons hold the same shares jointly, any one of them may in the absence of the others vote in respect of such shares but if more than one of such persons are present or represented and vote, they shall vote together as one on the shares jointly held by them or not at all.

10.14. Proxies: Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or alternate proxy holders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be in writing and signed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized. A proxy shall conform to the requirements of the Act.

10.15. Time for Deposit of Proxies: The directors may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding any day which is not a business day) preceding the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting.

10.16. Revocation of Proxies: In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing signed in the same manner as a proxy and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding any day which is not a business day) preceding the date of the meeting or any adjournment thereof at which the proxy is to be used, or with the chairman of such meeting or any adjournment thereof before the time of voting.

10.17. Authorized Representatives: A shareholder that is a body corporate or association may, by resolution of its governing body, authorize an individual to represent it at meetings of shareholders.

Where a certified copy of such resolution has been deposited with the secretary, the authorized individual may exercise at meetings of shareholders all the rights and privileges which the shareholder he represents could exercise if it were an individual shareholder, until the secretary receives a certified copy of another resolution of such governing body authorizing a different individual to represent the shareholder at meetings of shareholders or otherwise rescinding the former resolution.

10.18. Voting: At each meeting of shareholders every question shall be decided by a majority of the votes duly cast thereon, unless otherwise provided by the Act, the articles, the by-laws or any unanimous shareholder agreement. In case of an equality of votes the chairman of the meeting shall not be entitled to a casting vote.

10.19. Show of Hands: At each meeting of shareholders voting shall be by show of hands unless a ballot is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the show of hands shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon be so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the question was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or proportion of votes cast for or against.

10.20. Ballots: On any question proposed for consideration at a meeting of shareholders a ballot may be required by the chairman or demanded by any person present and entitled to vote, either before or after any vote by show of hands. If a ballot is so required or demanded and such requirement or demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct. Subject to the articles, upon a ballot each person present shall be entitled to one vote in respect of each share which he is entitled to vote at the meeting on the question.

10.21. Adjournment: The chairman of a meeting of shareholders may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than 30 days no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, subsection 149(l) of the Act does not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

10.22. Signed Resolutions: Subject to the Act,

         (a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders; and

         (b) a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

         Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.


                                 ARTICLE ELEVEN

                                     NOTICES

11.01. To Shareholders, Directors: Any notice or document required or permitted to be sent by the Corporation to a shareholder or director may be mailed by prepaid Canadian mail in a sealed envelope addressed to, or may be delivered personally to, such person at his recorded address, or may be sent by any other means permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth clear day after mailing. If notices or documents so mailed to a shareholder are returned on three consecutive occasions because he cannot be found, the Corporation need not send any further notices or documents to such shareholder until he informs the Corporation in writing of his new address.

11.02. To Others: Any notice or document required or permitted to be sent by the Corporation to any other person may be

         (a)      delivered personally to such person,

         (b) addressed to such person and delivered to his recorded address,

         (c) mailed by prepaid Canadian mail in a sealed envelope addressed to such person at his recorded address, or

         (d) addressed to such person and sent to his recorded address by telecopy, telegram, telex or any other means of legible communication then in business use in Canada. A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box (if mailed) or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be (if sent by telecopy, telegram, telex or other means of legible communication).

11.03. Changes in Recorded Address: The secretary may change the recorded address of any person in accordance with any information the secretary believes to be reliable.

11.04. Computation of Days: In computing any period of days or clear days under the by-laws or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on any day which is not a business day, the period shall end at midnight of the day next following that is a business day.

11.05. Omissions and Errors: The accidental omission to give any notice to any person, or the non- receipt of any notice by any person or any immaterial error in any notice shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06. Unregistered Shareholders: Subject to the Act, every person who becomes entitled to any share shall be bound by every notice in respect of such share which was duly given to any predecessor in title prior to such person's name and address being entered on the securities register of the Corporation.

11.07. Waiver of Notice: Any person entitled to attend a meeting of shareholders or directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or his proxy holder or authorized representative or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. In addition, where any notice or document is required to be given under the articles or by-laws or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Any meeting may be held without notice or on shorter notice than that provided for in the by-laws if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.

Enactment

         RESOLVED that the foregoing by-law is made a by-law of the Corporation.